Exhibit 99.1

AMAZON.COM, INC.

LETTER OF TRANSMITTAL AND CONSENT

Offer to Exchange

All Outstanding 5.200% Senior Notes due 2025 of Whole Foods Market, Inc.

and

Solicitation of Consent to Amend the Related Indenture and Notes

Early Participation Date: 5:00 p.m., New York City Time, December 5, 2017, unless extended

Expiration Date: 11:59 p.m., New York City Time, December 19, 2017, unless extended

CUSIP Nos.	Notes Issued by Whole Foods Market to be Exchanged	Aggregate Principal Amount	Notes to be Issued by Amazon
966837AE6	5.200% Notes due 2025	$1,000,000,000	5.200% Notes due 2025
966837AD8
U96710AA3

THE EXCHANGE OFFER WILL EXPIRE IMMEDIATELY FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON TUESDAY, DECEMBER 19, 2017, UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN THE EXCHANGE OFFER MAY BE VALIDLY WITHDRAWN BEFORE THE EXPIRATION DATE. BY TENDERING YOUR NOTES, YOU WILL BE DEEMED TO HAVE VALIDLY DELIVERED YOUR CONSENT TO THE PROPOSED AMENDMENTS TO THE WHOLE FOODS MARKET INDENTURE. YOUR CONSENT MAY BE REVOKED BEFORE THE EXPIRATION DATE BY VALIDLY WITHDRAWING THE RELATED TENDER OF WHOLE FOODS MARKET NOTES BEFORE THE EXPIRATION DATE.

Deliver to the Exchange Agent:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 or (212) 430-3779	By Mail or Hand: 65 Broadway–Suite 404 New York, New York 10006

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND CONSENT IS COMPLETED. TO THE EXTENT THAT WHOLE FOODS MARKET NOTES ARE HELD IN BOOK-ENTRY FORM, YOU MUST TENDER YOUR NOTES AND CONSENT THROUGH DTC’S AUTOMATED TENDER OFFER PROGRAM.

The undersigned hereby acknowledges receipt of the preliminary prospectus dated November 20, 2017 (the “Prospectus”) of Amazon.com, Inc., as issuer (“Amazon”), and this Letter of Transmittal and Consent (this “Letter of Transmittal”), which together describe (a) the offer of Amazon (the “exchange offer”) to exchange each validly tendered and accepted note (each, a “Whole Foods Market Note” and collectively, the “Whole Foods Market Notes”) listed on the cover page of this Letter of Transmittal issued by Whole Foods Market, Inc. (“Whole Foods Market”), for a new note (each, an “Amazon Note” and collectively, the “Amazon Notes”) to be issued by Amazon and (b) the solicitation of consent (the “consent solicitation”) to amend the Whole Foods Market Indenture and the Whole Foods Market Notes, in the case of each of (a) and (b) above, upon the terms and subject to the conditions described in the Prospectus and this Letter of Transmittal. Capitalized terms used herein without definition have the meanings ascribed to them in the Prospectus.

Upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal, in exchange for each $1,000 principal amount of Whole Foods Market Notes that you validly tender before 5:00 p.m., New York City time, on Tuesday, December 5, 2017 (the “Early Participation Date”) and do not validly withdraw and that is accepted for exchange by Amazon, you will receive the total exchange consideration (the “Total Consideration”), which consists of $1,000 principal amount of Amazon Notes and a cash amount of $1.00, and includes the early participation premium of $30 principal of Amazon Notes (the “Early Participation Premium”), which consists of $30 principal amount of Amazon Notes. Upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal, in exchange for each $1,000 principal amount of Whole Foods Market Notes that is validly tendered after the Early Participation Date but before the Expiration Date and not validly withdrawn and is accepted for exchange by Amazon, you will receive only the exchange consideration (the “Exchange Consideration”), which equals the Total Consideration less the Early Participation Premium of $30 principal amount of Amazon Notes, and therefore consists of $970 principal amount of Amazon Notes and a cash amount of $1.00.

The Amazon Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. If, under the terms of the exchange offer, any tendering holder is entitled to receive an Amazon Note in a principal amount that is not $2,000 or whole multiple of $1,000 in excess of $2,000, the principal amount of such Amazon Note will be rounded down to $2,000 or the nearest whole multiple of $1,000 in excess of $2,000, and Amazon will pay cash equal to the remaining portion of the exchange price of the Whole Foods Market Note tendered in exchange therefor (plus accrued and unpaid interest on the principal representing such portion of such principal amount of such Whole Foods Market Note that was rounded down from the last interest payment date on such tendered Whole Foods Market Note to, but not including, the settlement date).

The consummation of the exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed in the Prospectus under “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer and Consent Solicitation” (the “Requisite Consent Conditions”), including, among other things, the receipt of valid consent to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of the Whole Foods Market Notes (the “Requisite Consent”). We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement relating to the Amazon Notes has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). All conditions to the exchange offer must be satisfied or, where permitted, waived, at or by the Expiration Date. The proposed amendments may become effective if the Requisite Consent is received and the Requisite Consent Conditions have been satisfied or, where permitted, waived.

This Letter of Transmittal is only to be used to accept the exchange offer if the Whole Foods Market Notes are not to be tendered by effecting a book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”). All Whole Foods Market notes are currently held in book-entry form. Therefore, this Letter of Transmittal may only be used to the extent certificated Whole Foods Market Notes are issued prior to the Expiration Date. To the extent any Whole Foods Market Notes are so issued and you hold such certificated Whole Foods Market Notes, you should complete, execute and deliver this Letter of Transmittal, any signature guarantees and any other required documents to indicate the action you desire to take with respect to the exchange offer.

Holders of Whole Foods Market Notes tendering Whole Foods Market Notes by book-entry transfer to the exchange agent’s account at DTC must execute the tender through ATOP, and in that case should not complete, execute, and deliver this Letter of Transmittal. DTC participants accepting the exchange offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send an “agent’s message” (as described in the Prospectus) to the exchange agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offer as to execution and delivery of a letter of transmittal by the DTC participant identified in the agent’s message. Delivery of Whole Foods Market Notes under a notice of guaranteed delivery is not permitted and any Whole Foods Market Notes so delivered shall not be considered validly tendered.

Holders tendering Whole Foods Market Notes will thereby consent to the proposed amendments to the Whole Foods Market Indenture and the Whole Foods Market Notes, as described in the Prospectus. The completion, execution, and delivery of this Letter of Transmittal (or the delivery by DTC of an agent’s message in lieu thereof) constitutes the delivery of a consent with respect to the Whole Foods Market Notes tendered.

Subject to the terms and conditions of the exchange offer and the consent solicitation and applicable law, Amazon will deposit with the exchange agent (in each case, as more fully described in the Prospectus):

•	Amazon Notes (in book-entry form); and

•	the cash consideration.

Assuming the conditions to the exchange offer are satisfied or, where permitted, waived, Amazon will issue new Amazon Notes in book-entry form and pay the cash consideration promptly following the Expiration Date of the exchange offer (in exchange for Whole Foods Market Notes that are properly tendered (and not validly withdrawn) and accepted for exchange by Amazon).

The exchange agent will act as agent for the tendering holders for the purpose of receiving any cash payments from Amazon. DTC will receive the Amazon Notes from Amazon and deliver Amazon Notes (in book-entry form) to or at the direction of those holders. DTC will make each of these deliveries on the same day it receives Amazon Notes with respect to Whole Foods Market Notes accepted for exchange, or as soon thereafter as practicable.

The term “holder” with respect to the exchange offer and the consent solicitation means any person in whose name Whole Foods Market Notes are registered on the books of Whole Foods Market or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed, and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the exchange offer and the consent solicitation. Holders who are eligible and wish to tender their Whole Foods Market Notes using this Letter of Transmittal must complete it in its entirety.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL (INCLUDING THE INSTRUCTIONS HERETO) AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT.

To effect a valid tender of Whole Foods Market Notes through the completion, execution, and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of Whole Foods Market Notes Tendered and in Respect of Which Consent Is Delivered” below and sign this Letter of Transmittal where indicated.

The Amazon Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below, and the payment of the cash consideration will be made by credit to the DTC account of the undersigned (unless specified otherwise in the “Special Payment Instructions” below) in immediately available funds. Failure to provide the information necessary to effect delivery of Amazon Notes will render a tender defective and Amazon will have the right, which it may waive, to reject such tender.

The Whole Foods Market Notes to which this Letter of Transmittal relates should be listed below. If the space below is inadequate, list the registered numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

DESCRIPTION OF WHOLE FOODS MARKET NOTES TENDERED AND IN RESPECT OF WHICH CONSENT IS DELIVERED
Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held (Please fill in, if blank)	CUSIP No.*	Certificate Number(s)**	Aggregate Principal Amount Represented***	Principal Amount Tendered And As To Which Consent Is Delivered****

*  Enter the title and the CUSIP Number of the Whole Foods Market Notes being tendered and as to which consent is being delivered.

**  Need not be completed by Holders tendering by book-entry transfer (see below).

***  Unless otherwise indicated in the column labeled “Principal Amount Tendered And As To Which Consent Is Delivered” and subject to the terms and conditions set forth in the Prospectus, a Holder will be deemed to have tendered the entire aggregate principal amount represented by the Whole Foods Market Notes indicated in the column labeled “Aggregate Principal Amount Represented.” The Amazon Notes will be issued only in denominations of $2,000 and integral multiples of $1,000; if Amazon would otherwise be required to issue an Amazon Note in a denomination other than $2,000 or a whole multiple of $1,000, Amazon will, in lieu of such issuance, issue an Amazon Note in a principal amount rounded down to the nearest whole multiple of $1,000 and pay cash amount equal to the remaining portion of the exchange price of the Whole Foods Market Note tendered in exchange therefor, plus accrued and unpaid interest on the principal amount representing such portion of such principal amount of such Whole Foods Market Note that was so rounded down from the last interest payment on such tendered Whole Foods Market Note to, but not including, the settlement date.

****  For a valid tender, consent must be given for all Notes tendered. Accordingly, consent will be deemed to be delivered for all Whole Foods Market Notes tendered.

☐	CHECK HERE IF TENDERED WHOLE FOODS MARKET NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED WHOLE FOODS MARKET NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

DTC Account Number:	Transaction Code Number:

By crediting the Whole Foods Market Notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the exchange offer, including, if applicable, transmitting to the exchange agent an agent’s message in which the holder of the Whole Foods Market Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owners of such Whole Foods Market Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the exchange agent.

SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby (a) tenders to Amazon, upon the terms and subject to the conditions set forth in the Prospectus and in this Letter of Transmittal (collectively, the “Terms and Conditions”), receipt of which is hereby acknowledged, the principal amount or amounts of Whole Foods Market Notes indicated in the table above entitled “Description of Whole Foods Market Notes Tendered and in Respect of Which Consent Is Delivered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Whole Foods Market Notes indicated in such table) and (b) consent, with respect to such principal amount or amounts, to the proposed amendments described in the Prospectus to the Whole Foods Market Indenture and the Whole Foods Market Notes and to the execution of a supplemental indenture (the “Supplemental Indenture”) effecting such proposed amendments.

The undersigned understands that the tender and consent made hereby will remain in full force and effect unless and until such tender and consent are withdrawn and revoked in accordance with the procedures set forth in the Prospectus. The undersigned understands that the consent may not be revoked and tendered Whole Foods Market Notes may not be withdrawn after the Expiration Date, 11:59 p.m., New York City time, on Tuesday, December 19, 2017, unless extended.

If the undersigned is not the registered holder of the Whole Foods Market Notes indicated in the table above entitled “Description of Whole Foods Market Notes Tendered and in Respect of Which Consent Is Delivered” or such holder’s legal representative or attorney-in-fact, then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in-fact) to deliver a consent in respect of such Whole Foods Market Notes on behalf of the holder thereof, and such proxy is being delivered with this Letter of Transmittal.

The consummation of the exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the Requisite Consent Conditions, including, among other things, the receipt of valid consent to the proposed amendments to the Whole Foods Market Indenture and the Whole Foods Market Notes of a majority in principal amount of Whole Foods Market Notes outstanding. We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement has been declared effective by the SEC. All conditions to the exchange offer must be satisfied or, where permitted, waived, at or by the Expiration Date.

The undersigned understands that, upon the terms and subject to the conditions of the exchange offer, Whole Foods Market Notes validly tendered and accepted for exchange will be exchanged for Amazon Notes. The undersigned understands that, under certain circumstances, Amazon may not be required to accept any of the Whole Foods Market Notes tendered (including any such Whole Foods Market Notes tendered after the Expiration Date). If any Whole Foods Market Notes are not accepted for exchange for any reason or if Whole Foods Market Notes are withdrawn, such unexchanged or withdrawn Whole Foods Market Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein under the book-entry transfer procedures described in the Prospectus as promptly as practicable after the Expiration Date or termination of the applicable exchange offer.

Subject to and effective upon the acceptance for exchange and issuance of Amazon Notes and the payment of the cash consideration, in exchange for Whole Foods Market Notes tendered upon the terms and subject to the conditions of the exchange offer, the undersigned hereby:

(1)	irrevocably sells, assigns and transfers to or upon the order of Amazon all rights, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of such Whole Foods Market Notes tendered thereby;

(2)	represents and warrants that such Whole Foods Market Notes tendered were owned as of the date of tender and, upon acceptance of such Whole Foods Market Notes for exchange, will be transferred, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind; and

(3)	consents to the proposed amendments described in the Prospectus under “The Proposed Amendments” with respect to the Whole Foods Market Notes tendered.

The undersigned understands that tenders of Whole Foods Market Notes under any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal, if and when accepted by Amazon, will constitute a binding agreement between the undersigned and Amazon upon the Terms and Conditions, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Whole Foods Market Notes tendered hereby (with full knowledge that the exchange agent also acts as the agent of Amazon) with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(1)	present such Whole Foods Market Notes for transfer of ownership on the books of Amazon;

(2)	deliver to the trustee under the Amazon Indenture and U.S. Bank National Association (the “Whole Foods Market Trustee”) this Letter of Transmittal as evidence of the undersigned’s consent to the proposed amendments;

(3)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Whole Foods Market Notes, all in accordance with the terms of the exchange offer, as described in the Prospectus; and

(4)	receive on behalf of the undersigned the Amazon Notes issuable, and cash payable, in respect of such Whole Foods Market Notes upon their acceptance for exchange.

The undersigned further acknowledges and agrees that under no circumstances will interest on the cash consideration or any accrued and unpaid interest on such portion, be paid by Amazon, by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will Amazon be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors, and assigns of the undersigned.

By execution hereof, the undersigned hereby represents that if it is located outside the United States, the exchange offer and consent solicitation and the undersigned’s acceptance of such exchange offer and consent solicitation do not contravene the applicable laws of where it is located and that its participation in the exchange offer and consent solicitation will not impose on Amazon any requirement to make any deliveries, filings, or registrations.

The undersigned hereby represents and warrants as follows:

(1)	The undersigned (i) has full power and authority to tender the Whole Foods Market Notes tendered hereby and to sell, assign, and transfer all right, title, and interest in and to such Whole Foods Market Notes and (ii) either has full power and authority to consent to the proposed amendments to the Whole Foods Market Indenture and the Whole Foods Market Notes or is delivering a duly executed consent (which is included in this Letter of Transmittal) from a person or entity having such power and authority.

(2)	The Whole Foods Market Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests, and restrictions of any kind, and upon acceptance of such Whole Foods Market Notes by Amazon, Amazon will acquire good, indefeasible, and unencumbered title to such Whole Foods Market Notes, free and clear of all liens, charges, claims, encumbrances, interests, and restrictions of any kind, when the same are accepted by Amazon.

(3)	The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or Amazon to be necessary or desirable to complete the sale, assignment, and transfer of the Whole Foods Market Notes tendered hereby, to perfect the undersigned’s consent to the proposed amendments, or to complete the execution of the Supplemental Indenture with respect to the Whole Foods Market Notes.

(4)	The undersigned acknowledges that none of Amazon, Whole Foods Market, the dealer manager, the exchange agent and information agent, the trustee of the Amazon Notes, the Whole Foods Market Trustees, or any other person has made any statement, representation, or warranty, express or implied, to it with respect to Amazon, Whole Foods Market, or the offer or sale of any Amazon Notes, other than the information included in the Prospectus (as supplemented to the Expiration Date).

(5)	Each holder and transferee of an Amazon Note will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the Amazon Notes constitutes assets of any Plan or (ii) the acquisition and holding of the Amazon Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or a similar violation under any applicable other federal, state, local, non-U.S., or other laws or regulations that are similar to such provisions.

(6)	The undersigned has received and reviewed the Prospectus.

(7)	The terms and conditions of the exchange offer and consent solicitation shall be deemed to be incorporated in, and form a part of this Letter of Transmittal, which shall be read and construed accordingly.

The undersigned understands that consent may be revoked and tenders of Whole Foods Market Notes may be withdrawn only at any time before the Expiration Date of the exchange offer. A valid withdrawal of tendered Whole Foods Market Notes before the Expiration Date will constitute the concurrent valid revocation of such holder’s related consent. A notice of withdrawal with respect to tendered Whole Foods Market Notes will be effective only if delivered to the exchange agent in accordance with the specific procedures set forth in the Prospectus.

If the terms of the exchange offer and consent solicitation are amended in a manner determined by us to constitute a material change adversely affecting any holder of the Whole Foods Market Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Whole Foods Market Notes of such amendment, and will extend the relevant exchange offer and consent solicitation as well as extend the withdrawal deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Whole Foods Market Notes, if the exchange offer and consent solicitation would otherwise expire during such time period.

Unless otherwise indicated under “Special Payment Instructions,” the undersigned hereby requests that the exchange agent credit the DTC account specified in the table entitled “Description of Whole Foods Market Notes Tendered and in Respect of Which Consent Is Delivered” for the cash consideration in respect of any Whole Foods Market Notes accepted for exchange and for any book-entry transfers of Whole Foods Market Notes not accepted for exchange. If the “Special Payment Instructions” are completed, the undersigned hereby requests that the exchange agent credit the DTC account indicated therein for any cash exchange consideration in respect of any Whole Foods Market Notes accepted for exchange and for any book-entry transfers of Whole Foods Market Notes not accepted for exchange in the name of the person or account indicated under “Special Payment Instructions.”

The undersigned recognizes that Amazon has no obligations under the “Special Payment Instructions” provisions of this Letter of Transmittal to effect the transfer of any Whole Foods Market Notes from the holder(s) thereof if Amazon does not accept for exchange any of the principal amount of the Whole Foods Market Notes tendered under this Letter of Transmittal.

The acknowledgments, representations, warranties, and agreements of a holder tendering Whole Foods Market Notes will be deemed to be repeated and reconfirmed on and as of each of the Expiration Date and Settlement Date.

IMPORTANT: PLEASE SIGN HERE WHETHER OR NOT WHOLE FOODS MARKET NOTES

ARE BEING PHYSICALLY TENDERED HEREBY

(PLEASE ALSO INCLUDE A COMPLETED FORM W-9 OR APPLICABLE FORM W-8)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders and consents to the proposed amendments to the Whole Foods Market Indenture (and to the execution of the Supplemental Indentures effecting such amendments) with respect to, the principal amount of Whole Foods Market Notes indicated in the table above entitled “Description of Whole Foods Market Notes Tendered and in Respect of Which Consent Is Delivered.”

SIGNATURE(S) REQUIRED

Signature(s) of Registered Holder(s) of Whole Foods Market Notes

X

X

Dated:                     , 2017

(The above lines must be signed by the registered holder(s) of Whole Foods Market Notes as the name(s) appear(s) on the Whole Foods Market Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If Whole Foods Market Notes to which this Letter of Transmittal relates are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by Amazon, submit evidence satisfactory to Amazon of such person’s authority so to act. See Instruction 4 regarding the completion of this Letter of Transmittal, printed below.)

Name(s):
(Please Print)
Capacity:
Address:
(Including Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.:

SIGNATURE(S) GUARANTEED (IF REQUIRED)

See Instruction 4.

Certain signatures must be guaranteed by a Medallion Signature Guarantor.

Signature(s) guaranteed by a Medallion Signature Guarantor:

(Authorized Signature)

(Title)

(Name of Firm)

(Address, Including Zip Code)

(Area Code and Telephone Number)

Dated:                     , 2017

SPECIAL PAYMENT INSTRUCTIONS

(See instructions 2, 4 and 5)

To be completed ONLY if payment of any cash amounts is to be credited to an account maintained at DTC other than the account indicated above.

☐	Credit any cash amounts or unexchanged Whole Foods Market Notes delivered by book-entry transfer to DTC account number set forth below:

(DTC Account Number)

Name of Account Party:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER AND CONSENT
SOLICITATION

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by holders if certificates are to be forwarded herewith.

Certificates for all physically tendered Whole Foods Market Notes or a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all Whole Foods Market Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the exchange agent at its address set forth herein before the expiration date of the applicable exchange offer.

Any holder of book-entry notes shall, in lieu of the procedures set forth in the preceding paragraph, electronically transmit its acceptance of the applicable exchange offer by causing DTC to transfer Whole Foods Market Notes to the exchange agent in accordance with DTC’s ATOP procedures for such transfer before the expiration date of such exchange offer. The exchange agent will make available its general participant account at DTC for the Whole Foods Market Notes for purposes of the exchange offer.

Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the exchange agent with respect to the certificated Whole Foods Notes. No Letter of Transmittal should be sent to Amazon, Whole Foods Market, DTC, or the dealer manager.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

Any beneficial owner whose Whole Foods Market Notes are held by or in the name of a custodial entity such as a broker, dealer, commercial bank, trust company, or other nominee, should be aware that such custodial entity may have deadlines earlier than the expiration date for such custodial entity to be advised of the action that the beneficial owner may wish for the custodial entity to take with respect to the beneficial owner’s Whole Foods Market Notes. Accordingly, such beneficial owners are urged to contact any custodial entities through which such Whole Foods Market Notes are held as soon as possible in order to learn of the applicable deadlines of such entities.

Neither Amazon nor the exchange agent is under any obligation to notify any tendering holder of Amazon’s acceptance of tendered Whole Foods Market Notes before the expiration of the exchange offer.

2. Delivery of Amazon Notes. Amazon Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) to permit such delivery must be provided in the table entitled “Description of the Whole Foods Market Notes Tendered and in Respect of Which Consent Is Delivered.” Failure to do so will render a tender of Whole Foods Market Notes defective and Amazon will have the right, which it may waive, to reject such tender. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker, or other intermediary (that has the facility to hold securities through DTC) to arrange for receipt of any Amazon Notes delivered under the exchange offer and to obtain the information necessary to complete the table.

3. Amount of Tenders. Tender of Whole Foods Market Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Whole Foods Market Notes must continue to hold Whole Foods Market Notes in the minimum authorized denomination of $2,000 principal amount.

4. Signatures on Letter of Transmittal, Instruments of Transfer, Guarantee of Signatures. For purposes of this Letter of Transmittal, the term “registered holder” means an owner of record as well as any DTC participant that has Whole Foods Market Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program, or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on this Letter of Transmittal need not be guaranteed if:

•	the Whole Foods Market Notes are tendered for the account of an eligible institution.

An eligible institution is one of the following firms or other entities identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in such Rule):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer, or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association, or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If the Whole Foods Market Notes are registered in the name of a person other than the signer of this Letter of Transmittal or if Whole Foods Market Notes not accepted for exchange are to be returned to a person other than the registered holder, then the signatures on this Letter of Transmittal accompanying the tendered Whole Foods Market Notes must be guaranteed by a Medallion Signature Guarantor as described above.

If any of the Whole Foods Market Notes tendered are held by two or more registered holders, all of the registered holders must sign this Letter of Transmittal.

If a number of Whole Foods Market Notes registered in different names are tendered, it will be necessary to complete, sign, and submit as many separate copies of this Letter of Transmittal as there are different registrations of such Whole Foods Market Notes.

If this Letter of Transmittal is signed by the registered holder or holders of the Whole Foods Market Notes (which term, for the purposes described herein, shall include a participant in DTC whose name appears on a security listing as the owner of the Whole Foods Market Notes) listed and tendered hereby, no endorsements of the tendered Whole Foods Market Notes or separate written instruments of transfer or exchange are required. In any other case, if tendering Whole Foods Market Notes, the registered holder (or acting holder) must either validly endorse the Whole Foods Market Notes or transmit validly completed bond powers with this Letter of Transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the Whole Foods Market Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of Whole Foods Market Notes, exactly as the name of such participant appears on such security position listing), with the signature on the Whole Foods Market Notes or bond power guaranteed by a Medallion Signature Guarantor (except where the Whole Foods Market Notes are tendered for the account of an eligible institution).

If Whole Foods Market Notes are to be tendered by any person other than the person in whose name the Whole Foods Market Notes are registered, the Whole Foods Market Notes must be endorsed or accompanied by an appropriate written instrument(s) of transfer executed exactly as the name(s) of the holder(s) appear on the Whole Foods Market Notes, with the signature(s) on the Whole Foods Market Notes or instrument(s) of transfer guaranteed by a Medallion Signature Guarantor, and this Letter of Transmittal must be executed and delivered either by the holder(s), or by the tendering person under a valid proxy signed by the holder(s), which signature must, in either case, be guaranteed by a Medallion Signature Guarantor.

Amazon will not accept any alternative, conditional, or contingent tenders. By executing this Letter of Transmittal (or a facsimile thereof) or directing, in the case of Whole Foods Market Notes in book-entry form, by tendering your notes through ATOP and DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your Whole Foods Market Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians, or attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Amazon, evidence satisfactory to Amazon of their authority so to act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered Whole Foods Market Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee must contact such broker, dealer, commercial bank, trust company, or other nominee if such beneficial owners desire to tender such Whole Foods Market Notes.

5. Special Payment Instructions. If cash consideration for the Whole Foods Market Notes tendered hereby is to be credited to a DTC account other than as indicated in the table entitled “Description of the Whole Foods Market Notes Tendered and in Respect of Which Consent Is Delivered,” the signer of this Letter of Transmittal should complete the “Special Payment Instructions” box on this Letter of Transmittal. All Whole Foods Market Notes tendered by book-entry transfer and not accepted for exchange will otherwise be returned by crediting the account at DTC designated above for which Whole Foods Market Notes were delivered.

6. Transfer Taxes. Amazon will pay all transfer taxes, if any, applicable to the transfer and sale of Whole Foods Market Notes to Amazon in the exchange offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Whole Foods Market Notes tendered by such holder.

7. U.S. Federal Backup Withholding and Withholding Tax, Tax Identification Number. Under current U.S. federal income tax law, the exchange agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders of Whole Foods Market Notes (or other payees) under the exchange offer and consent solicitation. To avoid such backup withholding, each tendering holder of Whole Foods Market Notes must timely provide the exchange agent with such holder’s correct taxpayer identification number (“TIN”) on Internal Revenue Service (“IRS”) Form W-9 (available from the IRS by calling l-800-TAX-FORM (l-800-829-3676) or from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 28%). If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the exchange agent is not provided with the correct TIN, a penalty may be imposed by the IRS and/or payments made with respect to Whole Foods Market Notes exchanged under the exchange offer and consent solicitation may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal fines and penalties. See IRS Form W-9 for additional information. Certain holders (including, among others, generally all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders (other than foreign holders) should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date, and send the IRS Form W-9 to the exchange agent. Foreign holders, including entities, may qualify as exempt recipients by submitting to the exchange agent a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. The applicable IRS Form W-8 can be obtained from the IRS or from the exchange agent.

If backup withholding applies, the exchange agent is required to withhold on any payments made to the tendering holders (or other payees). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, such holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of Amazon and Whole Foods Market reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

8. Validity of Tenders. All questions about the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Whole Foods Market Notes will be determined by Amazon in its sole discretion, which determination will be final and binding. Amazon reserves the absolute right to reject any and all tenders of Whole Foods Market Notes not in proper form or any Whole Foods Market Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. Amazon also reserves the absolute right to waive any defect or irregularity in tenders of Whole Foods Market Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions of the exchange offer and consent solicitation (including this Letter of Transmittal and the instructions hereto) by Amazon shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Amazon Notes must be cured within such time as Amazon shall determine. None of Amazon, Whole Foods Market, the exchange agent and information agent, the dealer manager, the trustee under the Amazon Indenture, the Whole Foods Market Trustees, or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Whole Foods Market Notes, nor shall any of them incur any liability for failure to give such notification.

Tenders of Whole Foods Market Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Whole Foods Market Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the expiration date of the exchange offer or the withdrawal or termination of the exchange offer.

9. Waiver of Conditions. Amazon reserves the absolute right to amend or waive any of the conditions to the exchange offer and consent solicitation, except the condition that the registration statement relating to the Amazon Notes has been declared effective by the SEC. The proposed amendments may become effective if the Requisite Consent is received and the Requisite Consent Conditions have been satisfied or, where permitted, waived.

10. Withdrawal. Tenders may be withdrawn only under the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offer and Consent Solicitation–Withdrawal of Tenders and Revocation of Corresponding Consents.”

11. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the information agent at the address and telephone number indicated herein.

In order to tender, a holder of Whole Foods Market Notes in certificated form should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the exchange agent at its address set forth below, and a holder of Whole Foods Market Notes in book-entry form tender pursuant to DTC’s Automated Tender Offer Program.

The Exchange Agent for the exchange offer and the consent solicitation is:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 or (212) 430-3779	By Email: contact@gbsc-usa.com	By Mail or Hand: 65 Broadway-Suite 404 New York, New York 10006

Any questions or requests for assistance may be directed to the dealer manager at the address and telephone number set forth below. Requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offer and the consent solicitation.

The Information Agent for the exchange offer and the consent solicitation is:

Global Bondholder Services Corporation

65 Broadway–Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

All others call toll free: (866) 470-3900

contact@gbsc-usa.com

The Dealer Manager for the exchange offer and the consent solicitation is:

BofA Merrill Lynch

214 North Tryon Street, 14th Floor

Charlotte, North Carolina 28255

Attention: Liability Management Group

Collect: (980) 387-3907

Toll-Free: (888) 292-0070